Sherb & Co., LLP

7900 Glades Road
Suite 540
Boca Raton, FL 33434

Exhibit 16.1

November 7, 2012

Securities and Exchange Commission
450 Fifth Street, NW
Washington DC 20549

Commissioners:

We have read the statements made by Brooklyn Cheesecake & Desserts Company, Inc., which were filed with the commission, pursuant to item 4.01 of form 8-K, report dated November 7, 2012. We agree with the statements (a) under item 4.01 concerning our firm in such form 8-K.

Sincerely,

Sherb & Co., LLP

Certified Public Accountants